                                                                     EXHIBIT 4.g


                        AMENDMENT NO. 1 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT


     AMENDMENT, dated as of November 20, 2002, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Royce Union Bicycle Company ("Royce"), Huffy Service First, Inc. ("Huffy Service"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Gen-X Canada" and together with Huffy, Royce, Huffy Service, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), Huffy Brands Company, as successor by merger with Hufco Company ("Huffy Brands"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada) ("Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, Huffy Brands, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually, a "Guarantor" and collectively, "Guarantors").


                              W I T N E S S E T H :


     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements");

     WHEREAS, Borrowers have requested that Agent and Lenders increase the Maximum Credit for a thirty (30) day period and Agent and Lenders are willing to agree to such request, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS.

         (a) ADDITIONAL DEFINITION. As used herein, the term "Amendment No. 1" shall mean this Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         (b) INTERPRETATION. For purposes of this Amendment No. 1, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

     2. MAXIMUM CREDIT. Section 1.89 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "1.89 "Maximum Credit" shall mean $80,000,000 at all times from November 20, 2002 through and including December 19, 2002 and $75,000,000 at all other times."

     3. AMENDMENT FEE. In consideration of the amendment set forth herein Borrowers shall on the date hereof, pay to Agent or Agent, at its option, may charge the account of Borrowers maintained by Agent, a supplemental loan fee in the amount of $25,000, for the sole account of Congress Financial Corporation (Central), which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

     4. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent or any Lender to
Borrowers:

         (a) no Event of Default and no event, act or condition which with notice or passage of time or both would constitute an Event of Default, exists or has occurred as of the date of this Amendment No. 1; and

         (b) this Amendment No. 1 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

     5. CONDITIONS PRECEDENT. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

         (a) Agent shall have received this Amendment No. 1 duly authorized, executed and delivered by the parties hereto; and

         (b) no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred.

     6. EFFECT OF THIS AMENDMENT. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

     7. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

     8. GOVERNING LAW. The validity, interpretation and enforcement of this Amendment No. 1 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

     9. BINDING EFFECT. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     10. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

     11. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No.
1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.


BORROWERS:

ROYCE UNION BICYCLE COMPANY             HUFFY CORPORATION

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President and Treasurer    Title:  Vice President - Finance
        ----------------------------            --------------------------------


HUFFY SERVICE FIRST, INC.               AMERICAN SPORTS DESIGN COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Vice President and Treasurer
        ----------------------------            --------------------------------


GEN-X SPORTS INC.                       GEN-X SPORTS CANADA INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President - Treasurer      Title:  Treasurer
        ----------------------------            --------------------------------

GUARANTORS:

HUFFY BRANDS COMPANY                    HUFCO-DELAWARE COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President and Treasurer    Title:  Treasurer
        ----------------------------            --------------------------------



HUFFY RISK MANAGEMENT, INC.             HUFFY SPORTS, INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President - Finance        Title:  Treasurer
        ----------------------------            --------------------------------


HCAC, INC.                              McCALLA COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------



CREATIVE RETAIL SERVICES, INC.          TOMMY ARMOUR GOLF COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------



LAMAR SNOWBOARDS INC.                   GEN-X SPORTS SARL

By:  /s/ Robert W. Lafferty             By:  /s/ Kenneth J. Finkelstein
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Director
        ----------------------------            --------------------------------

GEN-X SPORTS LTD.                       FIRST TEAM SPORTS, INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------



HESPELER HOCKEY HOLDING, INC.           LEHIGH AVENUE PROPERTY
                                        HOLDINGS, INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------



CREATIVE RETAIL SERVICES                GEN-X SPORTS OUTLET INC.
(CANADA), INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------



                                        GEN-X SPORTS, INC.

                                        By:  /s/ Robert W. Lafferty
                                             -----------------------------------
                                        Title:  Vice President - Treasurer
                                                --------------------------------


AGENT:

CONGRESS FINANCIAL CORPORATION
(CENTRAL), as Agent

By:  /s/ Thomas C. Lannon
     -------------------------------
Title:  Vice President
        ----------------------------

US LENDER:

CONGRESS FINANCIAL CORPORATION
(CENTRAL)

By:  /s/ Thomas C. Lannon
     -------------------------------
Title:  Vice President
     -------------------------------


CANADIAN LENDER:

CONGRESS FINANCIAL CORPORATION
(CANADA)

By:  /s/ Thomas C. Lannon
     -------------------------------
Title:  Vice President
        ----------------------------